Boxlight to Hold Fourth Quarter and Full Year 2023
Financial Results Conference Call
DULUTH, GA.--(BUSINESS WIRE)--Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions (the "Company"), will hold its Fourth Quarter and Full Year 2023 earnings conference call on Wednesday, March 13, 2024 at 4:30 p.m. Eastern Time. The conference details are as follows:

Date:	Wednesday, March 13, 2024
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic)
1-973-528-0011 (International)
Participant Access Code:	951719
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/49933
For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, March 27, 2024, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 49933.
The Company will file a Form 8-K which will include Boxlight financial statements based on its audited results, prior to the earnings call on March 13, 2024. The Company will subsequently file its annual report on Form 10-K.
About Boxlight Corporation
Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. Boxlight aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com, https://www.clevertouch.com and https://www.gofrontrow.com.
Forward Looking Statements
This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.
Media Relations
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com
Investor Relations
Greg Wiggins
+1 360-464-4478
investor.relations@boxlight.com
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